Exhibit 99.1

Press Release
January 31, 2014	Contact Information:
For Immediate Release	Mark Peterson Senior Vice President and Chief Financial Officer 414.643.3739

Rexnord Corporation Announces Pricing of Public Offering of Common Stock

MILWAUKEE, WI – January 31, 2014 NYSE:RXN

Rexnord Corporation (“Rexnord”) announced today the pricing of the previously announced public offering of its common stock. Rexnord will issue and sell 3,000,000 shares of its common stock and certain funds affiliated with Apollo Global Management, LLC (collectively with its subsidiaries, “Apollo”) (NYSE:APO) and George M. Sherman, Chairman of the Board of Directors of Rexnord, and certain of his affiliates (together with Apollo, the “Selling Stockholders”), will sell 12,000,000 shares of Rexnord common stock at a price to the public of $25.75 per share. The Selling Stockholders have also granted to the underwriters of the common stock offering an option to purchase up to an additional 2,250,000 shares of common stock. Rexnord intends to use the net proceeds from the sale of shares by it in the offering for general corporate purposes. Rexnord will not receive any proceeds from the sale of the shares by the Selling Stockholders in the offering. The offering is expected to close on or about February 5, 2014, subject to certain customary closing conditions.

The offering is being made under Rexnord’s registration statement as filed with the Securities and Exchange Commission. Goldman, Sachs & Co., Baird and Credit Suisse are bookrunners for the offering, BofA Merrill Lynch, Barclays, BMO Capital Markets and Deutsche Bank Securities are also bookrunners and Apollo Global Securities is the co-manager.

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This press release does not constitute an offer to sell or a solicitation of an offer to buy these securities, nor does it constitute an offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale is unlawful. The offering may be made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained from Goldman, Sachs & Co., Attn: Prospectus Department, 200 West Street, New York, New York 10282, (866) 471-2526, Robert W. Baird & Co. Incorporated, Attn: Syndicate Department, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, (800) 792-2473, or Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, One Madison Avenue, New York, New York 10010-3629, (800) 221-1037.

About Rexnord

Headquartered in Milwaukee, Wisconsin, Rexnord is comprised of two strategic platforms, Process & Motion Control and Water Management, with approximately 7,500 employees worldwide. The Process & Motion Control platform designs, manufactures, markets and services specified, highly-engineered mechanical components used within complex systems. The Water Management platform designs, procures, manufactures and markets products that provide and enhance water quality, safety, flow control and conservation.

Cautionary Statement on Forward-Looking Statements

Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Rexnord Corporation as of the date of the release, and Rexnord Corporation assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements” in the Company’s Form 10-K for the fiscal year ended March 31, 2013 as well as the Company’s annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business.